UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2016

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

On March 23, 2016, Intrepid Potash, Inc. (“Intrepid,” “we,” or “our”) entered into the following agreements:

•                  Waiver and Amendment No. 5 to Credit Agreement (the “Credit Facility Amendment”) with each of the lenders named therein (the “Lenders”) and U.S. Bank National Association, as administrative agent (“U.S. Bank”).  The Credit Facility Amendment amends the Credit Agreement, dated as of August 3, 2011, and amended as of August 5, 2013, August 28, 2015, January 15, 2016, and February 26, 2016 (together with the Credit Facility Amendment, the “Credit Facility”), by and among Intrepid, the Lenders, and U.S. Bank.

•                  Waiver to Note Purchase Agreement (the “NPA Waiver”) with each of the purchasers named therein (the “Noteholders”).  The NPA Waiver relates to the Note Purchase Agreement, dated as of August 28, 2012, and amended as of January 15, 2016 (together with the NPA Amendment, the “NPA”), by and among Intrepid and the Noteholders.

Under the Credit Facility Amendment, the Lenders and U.S. Bank are waiving until May 13, 2016, (1) the requirement that we comply with the financial covenants under the Credit Facility relating to our leverage ratio and fixed charge coverage ratio for the quarter ending March 31, 2016 (and agreed that any noncompliance with these covenants for the quarter ending March 31, 2016, will not constitute a default or event of default under the Credit Facility until May 13, 2016) and (2) the requirement that we deliver audited annual financial statements for fiscal year 2015 without any going concern modifier (and agreed that the existence of audited annual financial statements for fiscal year 2015 with a going concern modifier will not constitute a default or event of default under the Credit Facility until May 13, 2016).  In addition, the Credit Facility Amendment permanently reduces the aggregate borrowing capacity of the Credit Facility from $150 million to $85 million. The Credit Facility continues to have a maturity date of August 28, 2020.

Under the NPA Waiver, the Noteholders are waiving until May 13, 2016, the requirement that we comply with the financial covenants under the NPA relating to our leverage ratio and fixed charge coverage ratio for the quarter ending March 31, 2016 (and agreed that any noncompliance with these covenants for the quarter ending March 31, 2016, will not constitute a default or event of default under the NPA until May 13, 2016).  The NPA continues to have $150 million aggregate principal amount of unsecured senior notes outstanding under it, consisting of the following series:

•                  $60 million of 3.23% Senior Notes, Series A, due April 16, 2020

•                  $45 million of 4.13% Senior Notes, Series B, due April 14, 2023

•                  $45 million of 4.28% Senior Notes, Series C, due April 16, 2025

We continue to work with the Lenders and Noteholders and to evaluate our options for maintaining compliance with our debt agreements.

The description set forth above is qualified in its entirety by the Credit Facility Amendment and the NPA Waiver, copies of which are filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference into this Item 1.01.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.                       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1

Waiver and Amendment No. 5 to Credit Agreement, dated as of March 23, 2016, by and among Intrepid Potash, Inc., each of the lenders named therein, and U.S. Bank National Association, as Administrative Agent

10.2	Waiver to Note Purchase Agreement, dated as of March 23, 2016, by and among Intrepid Potash, Inc. and each of the purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: March 24, 2016	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Waiver and Amendment No. 5 to Credit Agreement, dated as of March 23, 2016, by and among Intrepid Potash, Inc., each of the lenders named therein, and U.S. Bank National Association, as Administrative Agent

10.2	Waiver to Note Purchase Agreement, dated as of March 23, 2016, by and among Intrepid Potash, Inc. and each of the purchasers named therein